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                                                                  EXECUTION COPY


                             STOCK PLEDGE AGREEMENT


        THIS STOCK PLEDGE AGREEMENT (this "AGREEMENT"), dated as of January 4, 2002 among Robert J. Donahue, Colum P. Donahue and Adams Ventures LP, a Delaware limited partnership (collectively, the "PLEDGORS"), and The Titan Corporation, a Delaware corporation (together with its successors and assigns, "SECURED PARTY").

        WHEREAS, simultaneously with the execution of this Agreement, GlobalNet, Inc. (the "COMPANY") and Secured Party have entered into a Non-Negotiable Note Purchase Agreement of even date herewith (as the same may be amended, modified, supplemented or restated from time to time, the "NOTE PURCHASE AGREEMENT");

        WHEREAS, in order to induce the Secured Party to enter into the Note Purchase Agreement, Pledgors, as an accommodation, have agreed to execute and deliver this Agreement and to pledge hereunder the Collateral (as defined herein) as security for the obligations of the Company under the Note Purchase Agreement and the Note issued pursuant thereto, and Pledgors acknowledge and agree that, as stockholders and officers of the Company, Pledgors have a financial interest in the Company and will benefit from the Company and Secured Party entering into the Note Purchase Agreement;

        WHEREAS, immediately prior to the execution and delivery of this Agreement, Secured Party, T T III Acquisition Corp., a wholly-owned subsidiary of Secured Party ("MERGER SUB"), and the Company entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of Secured Party;

        WHEREAS, immediately prior to the execution and delivery of this Agreement and the Merger Agreement, the Pledgors and the Secured Party entered into Voting Agreements pursuant to which each of the Pledgors, upon the terms and subject to the conditions specified therein, agreed to vote all of their shares of common stock of the Company in favor of the approval of the Merger Agreement;

        WHEREAS, the Board of Directors of the Company, upon the recommendation of the Special Committee (as defined in the Merger Agreement), has previously approved the execution, delivery and performance of the Merger Agreement and the Note Purchase Agreement;

        WHEREAS, all capitalized terms used herein which are not herein defined shall have the meanings ascribed to them in the Note Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:




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        1.      DEFINITIONS

                For the purposes of this Agreement:

                "COLLATERAL RECORDS" means books, records, ledger cards, files, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

                "COMPANY SHARES" means the shares of Common Stock of the Company.

                "OBLIGATIONS" means all obligations of every nature of Company from time to time owed to the Secured Party under the Note Purchase Documents including (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Pledgors, whether or not allowed or allowable as a claim in any such proceeding) on the
Note issued pursuant to the Note Purchase Agreement and any additional loans or amounts advanced pursuant to the Note Purchase Agreement, (b) all other amounts payable by the Pledgors hereunder or under the Note Purchase Agreement and (c) any renewals or extensions of any of the foregoing.

                "PLEDGED SHARES" means the Company Shares owned by Pledgors described on SCHEDULE A under the heading "Pledged Shares" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares, all security entitlement pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                "PROCEEDS" means (i) all "proceeds" as defined in the UCC, (ii) payments or distributions made with respect to any Collateral and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

        2.      NON RECOURSE PLEDGE


        Each Pledgor's sole liability under this Agreement shall be limited to such Pledgor's right, title and interest in and to his respective portion of the Collateral pledged hereunder, it being the agreement of the parties hereto that no Pledgor shall have any further personal liability hereunder.





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        3.      PLEDGE OF COLLATERAL

                3(a)    As security for the due and punctual payment and
performance by each Pledgor of all of the Obligations (collectively, the "SECURED OBLIGATIONS"), Pledgors, jointly and severally, hereby pledge and assign to Secured Party, a first priority security interest in and continuing lien on all of Pledgors' right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

                        (A)     all Pledged Shares;

                        (B) to the extent not otherwise included above, all Collateral Records relating to any of the foregoing; and

                        (C) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

                3(b)    Simultaneously with the execution of this Agreement,
Pledgors are delivering to Secured Party certificates representing the Pledged Shares and such certificates shall be duly endorsed in blank or accompanied by stock powers duly executed by Pledgors in blank, together with any documentary tax stamps and any other documents necessary to cause Secured Party to have a good, valid and perfected first pledge of, lien on and security interest in the Collateral, free and clear of any mortgage, pledge, lien, security interest, hypothecation, assignment, charge, right, encumbrance or restriction (individually, "ENCUMBRANCE" and collectively, "ENCUMBRANCES").

                3(c)    At any time following an Event of Default, any or all
shares of the Collateral held by Secured Party hereunder may at the option of Secured Party exercised in accordance with SECTION 4(d) hereof, be registered in the name of Secured Party, and Pledgors hereby covenant that, upon demand therefor by Secured Party, Pledgors shall use their reasonable best efforts to cause Company to effect such registration.

                3(d)    Pledgors shall execute and deliver to Secured Party
concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to create and/or perfect a security interest in and pledge of the Collateral to Secured Party pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.

        4.      VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

                So long as no Event of Default shall have occurred and be continuing:




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                4(a)    Pledgors shall be entitled to exercise any and all
voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof, subject to the terms hereof.

                4(b)    Pledgors shall be entitled to receive and retain cash
dividends payable on the Collateral; provided, however, that all other dividends (including, without limitation, stock and liquidating dividends), distributions in property, returns of capital and other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of Company or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which Company may be a party or otherwise, and any and all cash and other property received in exchange for or redemption of any of the Collateral, shall be retained by Secured Party, or, if delivered to Pledgors, shall be held in trust for the benefit of Secured Party and forthwith delivered to Secured Party and shall be considered as part of the Collateral for all purposes of this Agreement.

                4(c)    Secured Party shall execute and deliver (or cause to be
executed and delivered) to Pledgors all such proxies, powers of attorney, dividend orders, and other instruments as Pledgors may request for the purpose of enabling Pledgors to exercise the voting and/or consensual rights and powers which Pledgors are entitled to exercise pursuant to SECTION 4(a) above and/or to receive the dividends which Pledgors are authorized to receive and retain pursuant to SECTION 4(b) above; and Pledgors shall execute and deliver to Secured Party such instruments as may be required or may be requested by Secured Party to enable Secured Party to receive and retain the dividends, distributions in property, returns of capital and other distributions it is authorized to receive and retain pursuant to SECTION 4(b) above.

                4(d)    Upon the occurrence and during the continuance of an
Event of Default, all rights of Pledgors to exercise the voting and/or consensual rights and powers which Pledgors are entitled to exercise pursuant to
SECTION 4(a) above and/or to receive the dividends which Pledgors are authorized to receive and retain pursuant to SECTION 4(b) above shall cease, at the option of Secured Party (if so directed by Secured Party), on not less than five (5) day's notice to Pledgors, and all such rights shall thereupon become vested in Secured Party, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain such dividends. In such case Pledgors shall execute and deliver such documents as Secured Party may request to enable Secured Party to exercise such rights and receive such dividends. In addition, Secured Party is hereby appointed the attorney-in-fact of Pledgors, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions after the occurrence and during the continuance of an Event of Default, whether in the name of Secured Party or Pledgors, as Secured Party may consider necessary or desirable for the purpose of exercising such rights and receiving such dividends. Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of this SECTION 4(d) shall be retained by Secured Party as part of the Collateral and shall be applied in accordance with the provisions hereof.


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        5.      REMEDIES ON DEFAULT

                5(a)    If at any time an Event of Default shall have occurred
and be continuing, then Secured Party may, in addition to having the right to exercise any right or remedy of a secured party upon default under the UCC as then in effect in the jurisdiction in which the Collateral is held by Secured Party or its agent, to the extent permitted by law, without being required to give any notice to Pledgors except as provided below:

                        (i) Apply any cash held by it hereunder in the manner provided in SECTION 5(c) below; and

                        (ii) If there shall be no such cash or if the cash so applied shall be insufficient to pay in full the items specified in SECTIONS 5(c)(i) and (c)(ii) below, collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or, Secured Party may, sell, assign, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof, in its entirety or in portions, at public or private sale or at any broker's board, on any securities exchange or at any of Secured Party's places of business or elsewhere, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party or Secured Party may (except as otherwise provided by law) be the purchaser of any or all of the Collateral so sold and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind.

                        In the event of a sale as aforesaid, Secured Party is authorized to, at any such sale, if it deems it advisable so to do, restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or resale of the Collateral, and may otherwise require that such sale be conducted subject to restrictions as to such other matters as Secured Party may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities laws. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.

                        Pledgors hereby acknowledge that, notwithstanding that a higher price might be obtained for the Collateral at a public sale than at a private sale or sales, the making of a public sale of the Collateral may be subject to registration requirements under applicable securities laws and similar other legal restrictions compliance with which would require such actions on the part of Pledgors, would entail such expenses, and would subject Secured Party, any underwriter through whom the Collateral may be sold and any controlling person of any of the foregoing to such liabilities, as would make a public sale of the Collateral impractical. Accordingly, Pledgors hereby agree that private sales made by Secured Party in good faith in accordance with the provisions of this SECTION 5(a) may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that Secured Party shall not have any obligation to take any steps in order to permit the Collateral to be sold at public sale, a private sale being considered or deemed to be a sale in a commercially reasonable manner.

                        Each purchaser at any such sale shall hold the property sold, absolutely, free from any claim or right of whatsoever kind, including any equity or right of





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redemption of Pledgors, who hereby specifically waives all rights of redemption, stay or appraisal which Pledgors have or may have under any rule of law or statute now existing or hereafter adopted. Secured Party shall give Pledgors not less than ten (10) days' written notice of its intention to make any such public or private sale. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and, in case of a sale at broker's board, on a securities exchange, at one or more of Secured Party's places of business or elsewhere, shall state the board, exchange or other location at which such sale is to be made and the day on which the Collateral, or that portion thereof so being sold, will first be offered for sale at such location. Such notice, in case of a private sale, shall state only the date on or after which such sale may be made. Any such notice given as aforesaid shall be deemed to be reasonable notification.

                        Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in parts, as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

                        Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its lien or security interest arising from this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                        Upon the occurrence of an Event of Default, Secured Party or its nominee shall have the right, upon not less than five (5) day's notice to Pledgors, to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of Company, or upon the exercise by Company of any right, privilege or option pertaining to any such shares of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine.

                        On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any governmental regulatory authority or officer or court.



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                        It is expressly understood and agreed by Pledgors that
Secured Party may exercise its rights under any other document providing security for the Secured Obligations without exercising its rights or affecting the security provided hereunder, and it is further understood and agreed by Pledgors that Secured Party may proceed against all or any portion or portions of the Collateral and all other collateral securing the Secured Obligations in such order and at such time as Secured Party, in its sole discretion, sees fit; and Pledgors hereby expressly waive any rights under the doctrine of marshalling of assets.

                        Compliance with the foregoing procedures shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner.

                5(b)    Each of the rights, powers, and remedies provided
herein, in any Note Purchase Documents or in any other document providing security for the Secured Obligations or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise. The exercise of any such right, power or remedy shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies. No notice to or demand on Pledgors in any case shall entitle Pledgors to any other notice or demand in similar or other circumstances.

                5(c)    The proceeds of any collection, recovery, receipt,
appropriation, realization or sale as aforesaid shall be applied by Secured Party in the following order:

                        (i) First, to the payment of all costs and expenses of every kind incurred by Secured Party in connection therewith or incidental to the care, safekeeping or otherwise of any of the Collateral, including, without limitation, reasonable attorneys' fees and expenses; and

                        (ii) Second, to the payment of any amounts due under the Secured Obligations.

        6.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGORS

                6(a)    Except as set forth on SCHEDULE B to this Agreement,
each Pledgor represents, warrants and covenants, respectively, that:

                        (i) Each Pledgor has all requisite capacity, power and authority, being under no legal restriction, limitation or disability, to own the Collateral and to execute, deliver and perform this Agreement.

                        (ii) This Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid, and binding obligation of each Pledgor, enforceable in accordance with its terms.

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                        (iii)   Each Pledgor is the record and beneficial owner
of each share of the Collateral set forth next to such Pledgor's name on SCHEDULE A. Each Pledgor has and will have good, valid and marketable title thereto, free and clear of all Encumbrances other than the security interest created by this Agreement with respect to the Collateral.

                        (iv) All of the shares of the Collateral have been duly and validly issued, fully paid and nonassessable.

                        (v) The Collateral is and will be duly and validly pledged for the benefit of Secured Party in accordance with law, and the Secured Party has and will have a good, valid, and perfected first lien on and security interest in the Collateral and the proceeds thereof.

                        (vi) The execution, delivery and performance by each of the Pledgors of this Agreement does not and will not: (A) conflict with or result in a breach of or constitute a default or require any consent (which has not been obtained) under, or result in or require the acceleration of any of its indebtedness pursuant to, any agreement, indenture or other instrument to which each of the Pledgors is a party or by which each of the PLEDGORS may be bound or affected; or (B) conflict with or violate any judgment, decree, order, law, statute, ordinance, license or other governmental rule or regulation applicable to Pledgors.

                        (vii) No approval, consent or other action by Pledgors, any governmental authority, or any other person or entity is or will be necessary to permit the valid execution, delivery or performance of this Agreement by any of the Pledgors.

                        (viii) There is no action, claim, suit, proceeding or investigation pending, or to the knowledge of the Pledgors, threatened or reasonably anticipated, against or affecting Pledgors, this Agreement, or the transactions contemplated hereby, before or by any court, arbitrator or governmental authority which might adversely affect Pledgors' ability to perform its obligations under this Agreement or might materially adversely affect the value of the Collateral.

                        (ix) Other than (A) financing statements listed in SCHEDULE C to this Agreement and (B) financing statements in favor of Secured Party, no effective financing statement naming any of the Pledgors as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

                6(b)    Pledgor disclaims all representations and warranties not
specifically set forth in Section 6(a) above and disclaims any representation or warranty as to the value of the Collateral.

        7.      ACCOMMODATION.

                7(a)    Each Pledgor has a financial interest in the Company as
a result of his or its ownership of Common Stock of the Company and has executed and delivered this Agreement solely as an accommodation in order to induce Secured Party to advance funds







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to the Company which advances are secured hereby. Each Pledgor understands that the exercise by Secured Party of certain rights and remedies contained herein or in the other Note Purchase Documents may affect or eliminate Pledgor's right of subrogation against the Company and that such Pledgor may therefore incur a partially or totally nonreimbursable liability hereunder. Nevertheless, each Pledgor hereby authorizes and empowers Secured Party to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Secured Party as to the Collateral, since it is the intent and purpose of such Pledgor that, subject to SECTION 2 hereof, the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. In this regard, each Pledgor hereby waives:

                        (i) Any right to require Secured Party to proceed against the Company or any other person or to proceed against or exhaust any other security held by Secured Party at any time or to pursue any other remedy in Secured Party's power before exercising any right or remedy under this Agreement.

                        (ii) Any defense that may arise by reason of: (A) Secured Party's failure to proceed against the Company or any of the Company's property, or any other party against whom Secured Party might assert a claim, before proceeding against the Collateral under this Agreement; (B) the release, suspension, discharge or impairment of any of Secured Party's rights against the Company or any other party against whom Secured Party might assert a claim, whether such release, suspension, discharge or impairment is explicit, tacit or inadvertent; (C) Secured Party's failure to pursue any other remedies available to Secured Party that would reduce the burden of the indebtedness secured hereby on such Pledgor's interests in the Collateral; (D) any lack of authority, death, disability or other incapacity of any of the Company, Pledgors, any other guarantor or any other person with respect to the Secured Obligations or any part thereof; (E) the unenforceability or invalidity of any security or other guaranties for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations or any part thereof; (F) any failure of Secured Party to give notice of sale or other disposition of Collateral to the Company or Pledgors or any other person or any defect in any notice that may be given in connection with any sale or disposition of Collateral; (G) any failure of Secured Party to comply with applicable laws in connection with the sale or other disposition of any Collateral for any Secured Obligation, including, without limitation, any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral for any Secured Obligation; (H) any act or omission of Secured Party or others that directly, indirectly, by operation of law or otherwise results in or aids the discharge or release of the Company, any other pledgor or any security or guaranties now or hereafter held for the Secured Obligations or any part thereof; (I) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (J) the election by Secured Party, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (K) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (L) any use of cash Collateral under Section 363 of the United States Bankruptcy Code; (M) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person; (N) the avoidance of any Lien in favor of Secured Party for any reason; (O) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person, including any discharge of, or bar or stay





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against collecting, all or any of the Secured Obligations in or as a result of any such proceeding; or (P) any defense based upon an election of remedies by Secured Party, including without limitation an election to proceed by non-judicial rather than judicial foreclosure.

                        (iii) Demand, protest and notice of any kind, including without limitation, the following notices: (A) notice of the evidence, creation or incurring of any new or additional indebtedness or obligation (provided that such indebtedness or obligation is not secured by this Agreement); (B) notice of any action or non-action on the part of the Company or Secured Party in connection with any obligation or evidence of indebtedness held by Secured Party as Collateral; or (C) notice of payment or non-payment by the Company of the indebtedness secured by this Agreement.

                        (iv) Any rule which would provide that each Pledgor is not fully responsible for being and keeping informed of the financial condition of the Company or any successor in interest of the Company and of all circumstances bearing on the risk of non-payment of any indebtedness of the Company to Secured Party that is secured hereby.

                        (v) Any right to contribution from, subrogation to or recovery against the Company if the Secured Party realizes upon any or all of the Collateral or otherwise with respect to any liability that may arise under or pursuant to this Agreement or any of the other agreements and documents executed or to be executed by the parties hereto in order to consummate the transactions contemplated by the Note Purchase Agreement or any other agreements and documents contemplated hereby or thereby.

                        (vi) Each Pledgor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel (without waiving any attorney-client privileges) and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Pledgor otherwise may have against the Company, Secured Party or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                7(b)    Without limiting the generality of the foregoing, each
Pledgor consents and agrees that Secured Party may, at any time and from time to time, in Secured Party's sole and absolute discretion, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) supplement, modify, amend, extend, renew, accelerate, waive or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof or any additional security or guaranties now or hereafter held therefor; (ii) enter into or give any agreement, approval or consent with respect to the Secured Obligations or any part thereof or any additional security or guaranties now or hereafter held therefor; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to the Secured Obligations or any part thereof; (iv) accept partial payments on the Secured Obligations;
(v) receive and hold additional security or guaranties for the Secured Obligations or any part thereof; (vi) settle, release, liquidate and/or fail to enforce any Secured Obligation; (vii)



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release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, transfer and/or fail to enforce any other security or guaranties now or hereafter held for the Secured Obligations or any part thereof; (viii) substitute, exchange, amend or alter any other security or guaranty now or hereafter held for the Secured Obligations or any part thereof, whether or not the security or guaranty received upon the exercise of such power is of the same character or value as the security or pledge so affected; (ix) release any person from any personal liability with respect to the Secured Obligations or any part thereof; (x) consent to the transfer of any such other security and bid and purchase the same at any sale thereof; and/or (xi) consent to any merger, change or other restructuring or termination of the corporate existence of the Company or any other person, and correspondingly restructure the Secured Obligations.

        8.      FEES AND EXPENSES OF SECURED PARTY

                Pledgors shall reimburse Secured Party for, and save Secured Party harmless from and against liability for the payment of, all out-of-pocket expenses arising in connection with the enforcement of, or for the preservation or exercise of any rights (including the right to realize upon the Collateral) under, this Agreement, including, without limitation, reasonable attorneys' fees.

        9.      CONTINUING LIEN; RETURN OF COLLATERAL

                This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the earlier of
(i) the payment in full of all Secured Obligations or (ii) the Effective Time pursuant to the Merger Agreement. So long as no Event of Default has occurred, upon the earlier to occur of (i) when all Secured Obligations have been paid, performed and satisfied in full and (ii) at the Effective Time pursuant to the Merger Agreement, this Agreement shall terminate and the Collateral held by Secured Party shall promptly be returned to the Pledgors, in no event later than five (5) business days after the date of such notification, at the addresses of each respective Pledgor set forth in the books and records of the Secured Party or at such other addresses as each respective Pledgor may direct in writing. The Secured Party shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered, except that such Collateral is free and clear, on the date of delivery, of any and all liens, charges and encumbrances arising from its own acts.

        10.     ADDITIONAL ACTIONS AND DOCUMENTS

                Pledgors hereby agree to take or cause to be taken such further actions to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or desirable, in the opinion of Secured Party, in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the occurrence of an Event of Default.

        11.     SURVIVAL

                It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by the Pledgors herein shall survive the execution and delivery of this Agreement.

        12.     ENTIRE AGREEMENT

                This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

        13.     NOTICES

                All notices, demands, consents, requests, and other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied, telexed or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

                If to Pledgors to each of:

                           Robert J. Donahue
                           Colum P. Donahue
                           Adams Ventures, LP
                           c/o GlobalNet, Inc.
                           1919 S. Highland Avenue
                           Suite 125 D
                           Lombard, Illinois 60148
                           Facsimile: (630) 652-1320

                If to Secured Party:

                           The Titan Corporation
                           3033 Science Park Road
                           San Diego, CA  92121
                           Attention: Nicholas J. Costanza, Esq.
                           Facsimile: (858) 552-9759

                Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is hand-delivered to the addressee (with the delivery receipt or statement of messenger being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation or three (3) days after being deposited in the mails, as applicable.

        14.     AMENDMENT

                No amendment, modification or supplement of or to this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or supplement is sought.

        15.     BENEFIT AND ASSIGNMENT

                This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Pledgors.

        16.     WAIVER

                No delay or failure on the part of Secured Party in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against Secured Party unless made in writing and signed by Secured Party, and then only to the extent expressly specified therein.

        17.     SEVERABILITY

                If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

        18.     GOVERNING LAW

                This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the choice of law rules thereof).

        19.     PRONOUNS

                All pronouns and any variations thereof in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

        20.     HEADINGS

                Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

        21.     EXECUTION

                To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than that number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.



                            [SIGNATURES ON NEXT PAGE]

                IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf, as of the day and year first above written.



                                    PLEDGORS:

                                      /s/ ROBERT J. DONAHUE
                                    --------------------------------------
                                    Robert J. Donahue

                                      /s/ COLUM P. DONAHUE
                                    --------------------------------------
                                    Colum P. Donahue


                                    ADAMS VENTURES, LP

                                    By:  RBD Management, Inc., its general
                                         partner


                                    By:   /s/ ROBERT J. DONAHUE
                                        ----------------------------------------
                                    Name:  Robert J. Donahue
                                    Title: President


                                    SECURED PARTY:


                                    THE TITAN CORPORATION

                                    By: /s/ ERIC M. DEMARCO
                                        ----------------------------------------
                                    Name: Eric M. Demarco
                                          --------------------------------------
                                    Title:  Exec. VP & COO
                                            ------------------------------------

                                   SCHEDULE A

                                 PLEDGED SHARES






PLEDGORS                                                     PLEDGED SHARES
--------                                                     --------------
Robert J. Donahue                                            2,931,375 shares, certificate no. 1640
                                                             800,000 shares, certificate no. 1641
                                                             75,000 shares, certificate no. 1883*

Colum P. Donahue                                             2,076,240 shares, certificate no. 1840
                                                             75,000 shares, certificate no. 1884*

Adams Ventures LP                                            4,431,375 shares, certificate no. 1642

* See Schedule B

                                   SCHEDULE B

75,000 shares (certificate no. 1883) of common stock of the Company owned by Robert J. Donahue are subject to forfeiture and other restrictions and conditions based on a Restricted Stock Grant Agreement dated December 28, 2000 between the Company and Robert J. Donahue.

75,000 shares (certificate no. 1884) of common stock of the Company owned by Colum P. Donahue are subject to forfeiture and other restrictions and conditions based on a Restricted Stock Grant Agreement dated December 28, 2000 between the Company and Colum P. Donahue.

                                   SCHEDULE C


                                      None.